UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report: April 19, 2007
(Date of earliest event reported)
INTERWOVEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27389	77-0523543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

803 11TH Avenue Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip code)
(408) 774-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 3.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director
     On April 19, 2007, Interwoven, Inc. (the “Company”) appointed Roger J. Sippl, founding partner of Sippl Macdonald Ventures, to its Board of Directors (the “Board”) and as a member of the Board’s Compensation Committee and Strategy Committee.
     In connection with his service as a director, Mr. Sippl will receive the Company’s standard non-employee director cash and equity compensation. Mr. Sippl will receive a $30,000 annual retainer for his service. He will also receive an annual retainer of $7,500 for his service as a member of the Compensation Committee and $5,000 for his service as a member of the Strategy Committee. These retainers will be paid in quarterly installments so long as Mr. Sippl serves as a member of the Board or those committees, as the case may be.
     In connection with his appointment, on April 19, 2007, Mr. Sippl was automatically granted an initial stock option to purchase 10,000 shares of the Company’s common stock under the 1999 Equity Incentive Plan. In addition, the Board authorized the grant, effective April 30, 2007 (consistent with the Company’s practices with respect to the grant of stock options to new employees), of an option to purchase 20,000 shares under the 1999 Equity Incentive Plan to Mr. Sippl. The option to purchase 10,000 shares has an exercise price of $16.30 per share, the closing selling price per share of the Company’s common stock as reported on the NASDAQ Global Market on April 19, 2007, and the option to purchase 20,000 shares will have an exercise price equal to the closing selling price per share on April 30, 2007. The options granted to Mr. Sippl under the 1999 Equity Incentive Plan will have a ten-year term and terminate three months following the date he ceases to be one of the Company’s directors or consultants or 12 months afterwards if termination is due to death or disability. The option to purchase 10,000 shares is fully vested and immediately exercisable as of the grant date. The option to purchase 20,000 shares will vest ratably on a monthly basis over 24 months following April 30, 2007 so long as Mr. Sippl continues to serve as a member of the Board, and will vest in full immediately upon a change in control of the Company.
     On the date of his appointment, Mr. Sippl and the Company entered into the Company’s standard form of Indemnity Agreement, the form of which was filed as Exhibit 10.1 to the Company’s Form S-1 (Registration No. 333-83779) filed on July 27, 1999 and is incorporated by reference herein.
2007 Executive Officer Incentive Bonus Plan
     On April 19, 2007, the Compensation Committee (“Committee”) of the Board of Directors approved the Company’s 2007 Executive Officer Incentive Bonus Plan (“Plan”), which is designed to reward designated executive officers if the Company achieves quarterly and annual revenue and non-GAAP operating income objectives for 2007, and other objectives.

     The executive officer participants in the Plan, and their 2007 target bonus amounts under the Plan, are: John E. Calonico, Jr., Senior Vice President and Chief Financial Officer ($138,000); Benjamin E. Kiker, Jr., Senior Vice President and Chief Marketing Officer ($110,000); Steven J. Martello, Senior Vice President of Consulting Services ($40,000); and David Nelson-Gal, Senior Vice President of Engineering ($108,000).
     Under the Plan, participants are eligible to receive up to four quarterly bonuses and one annual bonus, each in an amount equal to 20% of the participant’s target bonus for the year. The actual bonus payment will be is the target bonus payment multiplied by a percentage (which may be less than or more than 100%) that varies depending upon achievement of corporate targets and individual performance objectives (“MBOs”). Approximately 20% to 30% of the target bonus for each participant is tied to achievement of MBOs, except that Mr. Martello’s target bonus is entirely tied to achievement of MBOs.
     Corporate targets that influence executive bonuses under the Plan are expressed in terms of total revenue and non-GAAP operating income, each of which is given equal weight. The specific revenue and non-GAAP operating income targets are not public information.
     Specific MBOs for each participant are established on a quarterly or annual basis.
     The Plan also provides that the Committee has the discretion to adjust quarterly or annual bonus amounts under the Plan based on a recommendation by the Company’s Chief Executive Officer after review of a participant’s performance.
     The Company’s Board of Directors or the Committee may amend the Plan at any time; however, no amendment may increase revenue or non-GAAP operating income targets without the consent of the Plan participants.
2007 Sales Compensation Plans
     On April 19, 2007, the Committee also approved individual bonus commission plans for each of Scipio M. Carnecchia, President, and Steven J. Martello, Senior Vice President of Consulting Services.
     Under Mr. Carnecchia’s individual commission plan, his 2007 on-target incentive pay is $300,000. His plan provides for commissions for software license bookings and professional services revenue. The commissions are earned and paid quarterly upon attainment of quarterly goals for software license bookings and professional services revenue, and quarterly goals for that revenue less the cost of the license revenue and sales organization to attain that revenue.
     Under Mr. Martello’s individual commission plan, his 2007 on-target incentive pay is $160,000. His plan provides for commissions on revenue from professional services. The commissions are earned and paid quarterly upon attainment of quarterly goals for professional services revenue, and quarterly goals for that revenue less the cost to provide the professional services.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At the April 19, 2007 meeting, the Board also approved amendments to the Company’s Bylaws to separate the office of Chief Executive Officer from the office of President and to amend certain related provisions. These amendments were effective upon approval by the Board.
     The foregoing description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the amended and restated Bylaws, a copy of which is filed as Exhibit 3.1 to this report and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Interwoven, Inc., as currently in effect

10.1	Form of Indemnity Agreement (incorporated by reference to Interwoven, Inc’s Form S-1 (Registration No. 333-83779) filed on July 27, 1999)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.
April 25, 2007	By:	/s/ JOHN E. CALONICO, JR.
John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Interwoven, Inc., as currently in effect

10.1	Form of Indemnity Agreement (incorporated by reference to Interwoven, Inc’s Form S-1 (Registration No. 333-83779) filed on July 27, 1999)